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                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported):  November 24, 1997

              Cambridge Technology Partners (Massachusetts), Inc.
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             (Exact name of Registrant as specified in its charter)

                  304 Vassar Street, Cambridge, Massachusetts
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                    (Address of principal executive offices)

                                     02139
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                                   (Zip Code)

                                 (617) 374-9800
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               Registrant's telephone number, including area code


          Delaware                     0-21040                   06-132-0610
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(State or other jurisdiction      (Commission File Number)     (IRS Employer
   of Incorporation                                          Identification No.)

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Item 2:  Acquisition or Disposition of Assets; and
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Item 9:  Sales of Equity Securities Pursuant to Regulation S
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     On November 24, 1997, Cambridge Technology Partners (Massachusetts), Inc.
(the "Company") acquired all of the outstanding share capital and options to acquire ordinary shares of Peter Chadwick Holdings Limited, a company organized under the laws of England ("Peter Chadwick") pursuant to that certain Share and Option Purchase Agreement, dated as of November 24, 1997 (the "Purchase Agreement"), by and among the Company and the parties listed therein (the "Acquisition"). In connection with the Acquisition, the Company (a) issued 3,255,731 shares of the Company's common stock for all of the outstanding share capital and options to acquire ordinary shares of Peter Chadwick and (b) paid an aggregate of 731.38 pounds sterling to the shareholders and optionholders of Peter Chadwick in lieu of issuing fractional shares of the Company's common stock.

     The issuance of shares of the Company's common stock in connection with the Acquisition was exempt from the registration requirements of Section 5 of the Securities Act of 1933 (the "Securities Act"). Of the 3,255,731 shares of the Company's common stock issued to the Peter Chadwick shareholders and optionholders, (i) 3,117,705 shares of the Company's common stock were issued pursuant to Regulation S under the Securities Act ("Regulation S") and (ii) 138,026 shares of the Company's common stock were issued pursuant to Regulation D, Rule 506 under the Securities Act ("Regulation D"). In connection with such issuance, each Peter Chadwick shareholder and optionholder selling his or her shares and/or options to purchase ordinary shares of Peter Chadwick (each, a "Seller") was required to execute a Seller Representation Letter (a "Seller Representation Letter") with regard to Regulation S or with regard to Regulation D, as appropriate. For those Sellers to be issued shares of common stock of the Company pursuant to Regulation S, each such Seller was required to represent and warrant, among other things, that he or she was not a "U.S. Person" as defined in Regulation S and was not acquiring the Company's common stock for the account or benefit of any U.S. Person and that at all times relevant to the transaction, such Seller had been outside of the United States. For those Sellers to be issued shares of common stock of the Company pursuant to Regulation D, each such Seller was required to represent and warrant, among other things, as to whether such Seller was an "accredited investor," as defined in Rule 501(a) under the Securities Act, that such Seller, either alone or with such Seller's "purchaser representative," as defined in Rule 501(h) under the Securities Act, had the requisite knowledge and experience in financial and business matters, that such Seller was acquiring the Company's common stock for his or her own account and not with a present intention to resell or otherwise distribute such stock and that such Seller had received the offering memorandum and related disclosure materials of the Company and understood and acknowledged that his or her investment involved risk. The Seller Representation Letters were required to be executed and delivered by each Seller on or prior to the closing of the transaction. In addition, "Offering Restrictions" (within the meaning of Regulation S) were implemented.

     In connection with the Acquisition, 325,557 shares of the Company's common stock issued to the former Peter Chadwick shareholders and optionholders are being held in escrow

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until November 24, 1998 to cover any reimbursable claims under the Purchase
Agreement and related agreements.

     The Company intends to file with the Securities and Exchange Commission, on or before December 24, 1997, a registration statement on Form S-3 relating to the resale of all of the 3,255,731 shares of common stock of the Company issued to the former shareholders and optionholders of Peter Chadwick (including those shares being held in escrow as described above). The Company will not receive any proceeds from any resales of such shares of the Company's common stock.

     The Acquisition will be accounted for under the pooling-of-interests method. The purchase price and terms for the Acquisition were determined in arm's-length negotiations. The terms of the Acquisition are more fully described in the Purchase Agreement, the Registration Rights Agreement and the Escrow Agreement, copies of which are filed as Exhibits 2.1, 2.2 and 2.3, respectively, to this Report. The Company expects to incur a one-time charge of approximately $4.5 million in the fiscal quarter ending December 31, 1997 for costs related to the Acquisition. Upon the closing of the transaction, three officers of Peter Chadwick became executive officers of the Company.

     Peter Chadwick is a U.K.-based management consulting firm which is a leader in the implementation of operational strategies and performance improvement programs. The Acquisition provides the Company with additional consulting capabilities, industry experience and geographic reach. Peter Chadwick's 325 professionals will augment the Company's existing management consulting staff to create a business unit with approximately 500 professionals worldwide. Peter Chadwick also brings additional consulting services, including change implementation services, to the business unit. Together, the Company and Peter Chadwick will have the ability to provide end-to-end business transformation services to clients by identifying opportunities for business operations change, implementing those changes and deploying supporting applications.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits
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(a)  Financial Statements of Businesses Acquired.  Not Applicable.

(b)  Pro Forma Financial Information.  Not Applicable.

(c)  Exhibits.

Exhibit No.                             Description
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   2.1          Share and Option Purchase Agreement, dated as of November 24,
                1997, by and among the Company and the other parties named therein (including Schedule 4 attached thereto).
                                   ----------

   2.2 Registration Rights Agreement, dated as of November 24, 1997, by and among the Company and the other parties named therein.

   2.3 Escrow Agreement, dated as of November 24, 1997, by and among the

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                Company and the other parties named therein.

     The Company will provide to the Securities and Exchange Commission, upon request, a copy of any omitted Schedule or Exhibit to the Exhibits listed above.

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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    CAMBRIDGE TECHNOLOGY
                                     PARTNERS (MASSACHUSETTS), INC.


December 8, 1997                   By: /s/ Arthur M. Toscanini
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                                        Arthur M. Toscanini
                                        Chief Financial Officer

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                                     Exhibit Index
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Exhibit No.                           Description
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   2.1          Share and Option Purchase Agreement, dated as of November 24,
                1997, by and among the Company and the other parties named therein (including Schedule 4 attached thereto).
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   2.2          Registration Rights Agreement, dated as of November 24, 1997, by and among the Company and the other parties named therein.

   2.3 Escrow Agreement, dated as of November 24, 1997, by and among the Company and the other parties named therein.

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